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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the following Registration Statements and in the related prospectuses of our report dated January 25, 2002 on the consolidated balance sheets of Sky Financial Group, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001; which report is incorporated by reference in this Annual Report on Form 10-K.

Form S-8 No. 333-65942
Form S-8 No. 333-59312
Form S-8 No. 333-67233
Form S-8 No. 333-47315 (Post-Effective Amendment No.1 on Form S-8 to Form S-4) Form S-8 No. 333-60741 (Post Effective Amendment No.1 on Form S-8 to Form S-4) Form S-3 No. 333-64127 (Filed as Citizens Bancshares, Inc.)
Form S-8 No. 333-18867 (Filed as Citizens Bancshares, Inc.)


                                               /s/ Crowe, Chizek and Company LLP
                                               Crowe, Chizek and Company LLP

Columbus, Ohio
March 27, 2002